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                                                                    EXHIBIT 10.1

                THIRD LEASE MODIFICATION AND EXTENSION AGREEMENT
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     Third Lease Modification and Extension Agreement ("Third Modification")
dated as of August 31, 2002 between ABNER PROPERTIES COMPANY, c/o Williams USA Realty Services, Inc., 380 Madison Avenue, New York, New York 10017, (hereinafter referred to as "Landlord") and ALLOY, INC. (f/k/a Alloy On1ine, Inc.), a Delaware corporation, having an office at 151 West 26th Street, New York, New York (hereinafter referred to as "Tenant").

                                   WITNESSETH:
                                   -----------

     WHEREAS, by a lease agreement dated as of November 2, 1999, as modified by that certain First Lease Modification Agreement dated December 18, 2000, which lease was further modified by that certain Second Lease Modification Agreement dated January 28, 2002, which lease was further modified by that certain Letter Agreement dated April 16, 2002, collectively hereinafter referred to as the "Lease", Tenant leased from Landlord the entire rentable area of the eleventh
(11th) floor (the "Original Demised Premises") and a portion of the tenth (10th) floor known as 10th Floor Rear (the "First Additional Space") and another portion of the tenth (10th) floor known as 10th Floor South (the "Second Additional Space"), hereinafter, collectively referred to as the "premises" or 'Demised Premises," as now divided and occupied, in the building known as 151 West 26th Street, New York, New York (the "Building") for a term which is to expire on February28, 2010;

     WHEREAS, Landlord and Tenant now desire to amend the Lease to (i) provide for Tenant to rent additional space consisting of the entire rentable area of the ninth (9th) floor in the Building ("Third Additional Space") and shown on the attached floor plan; (ii) extend the term of the Lease through and including the Third Additional Space Expiration Date, as such term is defined herein; and
(iii) otherwise modify the terms of the Lease as provided below;

     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto mutually covenant and agree as follows:

I. Effective as of the Third Additional Space Commencement Date, as such term is defined below, the Landlord shall deliver and Tenant shall accept the Third Additional Space in its "as is" condition with no workletter/work allowance and/or rental concession and/or abatement to be performed or granted by Landlord except as set forth in Exhibit A hereof. Thereupon, the premises demised to Tenant under the Lease shall be deemed to consist of the Third Additional Space, Second Additional Space, First Additional Space and the Original Demised Premises, and the leasing thereof shall be upon all of the terms and conditions contained in the Lease as modified by the Third Modification.

     For purposes of this Third Modification, the terms (i) Third Additional Space Commencement Date shall mean the date upon which Landlord gives notice to Tenant that the work required to be performed by Landlord as set forth in Exhibit "A" ("Landlord's Work") will be substantially completed ("Substantial Completion"), or the date on which Tenant (or its agent) enters, uses or occupies any portion of the Third Additional Space whether for the conduct of its business or for the performance of Tenant's Initial Alterations, as such term is defined in Article 2 hereof, the earlier of which to occur and (ii)


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Substantial Completion shall be deemed to mean the date when Landlord's Work shall have been completed with the exception of punch list items and insubstantial details which do not prevent Tenant from conducting its business at Third Additional Space.

     Tenant's obligations to pay the "Fixed Rent" as it relates solely to the Third Additional Space shall commence as of the date (the "Third Additional Space Rent Date") which is one hundred twenty (120) days after the Third Additional Space Commencement Date except that Tenant shall pay all additional rent otherwise payable hereunder including, without limitation, charges attributable to electric service as of the Third Additional Space Commencement Date.

     As soon as the Third Additional Space Commencement Date, Third Additional Space Rent Date and the "Third Additional Space Expiration Date" (defined below) are known, Landlord and Tenant shall execute a memorandum confirming the same on demand, but any failure to execute such a memorandum shall not affect any of those dates.

     (i) The annual rental rate for the Third Additional Space only shall be:

     a) Two Hundred Fifty Five Thousand ($255,000.00) Dollars per year ($21,250.00 per month) from the Third Additional Space Rent Date to the last day of the first (1st) "Lease Year," as such terms defined below;

     b) Two Hundred Sixty Two Thousand Six Hundred Fifty ($262,650.00) Dollars per year ($21,887.50 per month) from the first day of the second (2nd) Lease Year to the last day of the second (2nd) Lease Year;

     c) Two Hundred Seventy Thousand Five Hundred Thirty ($270,530.00) Dollars per year ($22,544.17 per month) from the first day of the third (3rd) Lease Year to the last day of the third (3rd) Lease Year;

     d) Two Hundred Seventy Eight Thousand Six Hundred Forty Five ($278,645.00) Dollars per year ($23,220.42 per month) from the first day of the fourth (4th) Lease Year to the last day of the fourth (4th) Lease Year;

     e) Two Hundred Eighty Seven Thousand Five ($287,005.00) Dollars per year ($23,917.08 per month) from the first day of the fifth (5th) Lease Year to the last day of the fifth (5th) Lease Year;

     f) Three Hundred Twenty Five Thousand Six Hundred Fifteen ($325,615.00) Dollars per year ($27,134.58 per month) from the first day of the sixth (6th) Lease Year to the last day of the sixth (6th) Lease Year;

     g) Three Hundred Thirty Five Thousand Three Hundred Eighty Three ($335,383.00) Dollars per year ($27,948.58 per month) from the first day of the seventh (7th) Lease Year to the last day of the seventh (7th) Lease Year;


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     h)     Three Hundred Forty Five Thousand Four Hundred Forty Five
($345,445.00) Dollars per year ($28,787.08 per month) from the first day of the eight (8th) Lease Year to the last day of the eighth (8th) Lease Year;

     i) Three Hundred Fifty Five Thousand Eight Hundred Eight ($355,808.00) Dollars per year ($29,650.67 per month) from the first day of the ninth (9th) Lease Year to the last day of the ninth (9th) Lease Year; and

     j) Three Hundred Sixty Six Thousand Four Hundred Eighty Two ($366,482.00) Dollars per year ($30,540.17 per month) from the first day of the tenth (10th) Lease Year to the Third Additional Space Expiration Date.

     As used in this lease, "rent" or "rents" shall mean and include "fixed rent" and any and all additional rent. References to "fixed rent" shall mean and include the "annual rental" or the "annual rental rate".

     For purposes of this Third Modification, the term "Lease Year" shall mean successive twelve (12) calendar month periods commencing on the first day of the calendar month which follows the Third Additional Space Commencement Date unless the Third Additional Space Commencement Date is the first day of the month, in which event, the first Lease Year shall begin on the Third Additional Space Commencement Date.

     The "Third Additional Space Expiration Date" shall be deemed to be the last day of the calendar month in which the tenth (10th) anniversary of the Third Additional Space Rent Date occurs, unless the Third Additional Space Rent Date is the first day of the calendar month, in which event the Term shall expire on the day before such tenth (10th) anniversary.

     Tenant expressly acknowledges and agrees that if Substantial Completion of Landlord's Work is delayed by reason of any Tenant Delay, as such term is defined in the Lease, and/or Tenants performance of any work that Tenant performs with Landlord's permission in the demised premises during the course of Landlord's Work, the date of Substantial Completion shall be accelerated by one
(1) day for each day of delay and in additional Tenant shall pay to Landlord as additional rent within ten (10) days after demand therefor all costs and disbursements which Landlord actually sustains by reason of such delay. In no event shall Landlord be required to commit additional personnel to the performance of Landlord's Work to negate a Tenant Delay. If Tenant pays any sum due hereunder later than ten (10) days after the date of request therefore by Landlord, then Tenant shall pay, as additional rent, interest on the unpaid sum at the maximum legal rate from the date of Landlord's request.

     (ii)     The additional rent due for the use of water, as set forth in
Article 29 of the Lease with respect to the Third Additional Space, and the contract price for sprinkler advisory service, as set forth in Article 30 of the Lease with respect to the Third Additional Space, shall be $80.00 each per month;

     (iii) Tenant's Proportionate Tax Share, as set forth in Article 41 of the Lease with respect to the Third Additional Space shall be 8.333% and the base year utilized for computing additional rent due to Real Estate Tax increases thereunder shall be the average of fiscal years 2002/2003 and 2003/2004;

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     (iv)     Article 48 of the Lease is hereby deemed deleted and replaced by the following Article 48:

     "48. Whenever Landlord is required or permitted to send any notice or demand to Tenant under or pursuant to this lease, including, but not limited to any demand for rent or notice of default it may be given by Landlord's Agent, attorney, executor, trustee or personal representative, with the same force and effect as if given by the Landlord. Landlord hereby advises Tenant that Landlord's current agent is Williams USA Realty Services Inc., 380 Madison Avenue, New York, New York 10017."

     (v) The base year utilized for computing additional rent due to Utility Escalations as set forth in Article 71 (A)(iii) of the Lease with respect to the Third Additional Space shall mean the calendar year 2002 and the Tenant's Share, as set forth in subparagraph (A)(v) thereof shall be 8.333%; and

     (vi) The obligation of landlord to provide an ACP-5 certificate or comparable certificate as set forth in Article 76 of the Lease shall similarly be applicable to the Third Additional Space.

2. Upon execution and delivery of this Third Modification Landlord agrees to promptly commence and diligently perform the Landlord's Work, and Tenant agrees to provide access to the demised premises upon and after the Third Additional Space Commencement Date hereof and will permit Landlord access thereto for the purposes of Landlord performing the all items of the Landlord's. Landlord agrees that all of the Landlord's Work shall be conducted, to the extent practicable (but without the necessity of incurring overtime wages or other additional costs) in such manner so as to minimize interference with Tenant's use of the demised premises and to coordinate such performance of work with the work being performed by Tenant in connection with preparing the Third Additional Space for its initial occupancy thereof ("Tenant's Initial Alterations"). Tenant covenants that all access will be coordinated with the Landlord's agent and the building superintendent so as to not delay the Landlord's Work.

3. The term of the Lease is hereby extended for an additional period of approximately two (2) years and eight (8) months, so that it shall expire, unless sooner terminated, as of the Third Additional Space Expiration Date, and in connection therewith the annual rental rates for the Original Rented Premises, First Additional Space and Second Additional Space from March 1, 2010 to and including the Third Additional Space Expiration Date shall be calculated by multiplying the rentable square footage of the space in question by the Fixed Rent per rentable square foot then in effect for the Third Additional Space (which for purposes hereof shall be deemed to consist of 15,000 rentable square feet), as of March 1, 2010 and each month thereafter through the Third Additional Space Expiration Date.

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     For purposes of this Article the rentable square feet for the Original
Demised Premises, First Additional Space, and Second Additional Space shall be deemed to be 15,000, 7,500 and 4,500 respectively.

4. Landlord shall furnish 500 amps 3 phase electric current to service the Third Additional Space of which 300 amps will be dedicated to service the two
(2) air-conditioning units referred to in item No. 4 of Exhibit A hereof. If the Tenant requires additional power at anytime after the Third Additional Space Commencement Date provided that Tenant is not then in default beyond applicable notice and cure periods, Tenant shall provide Landlord with a load letter, reasonably satisfactory to Landlord, evidencing Tenant's need for additional electric power with respect to the Third Additional Space, and Landlord shall make available such additional power to service the Third Additional Space, provided that at such time Landlord has excess electric power service capability available. In the event Landlord has such additional power and makes it available to Tenant, such power shall be made available to Tenant at Landlord's then current connection charge per amp (currently $125.00 per amp) provided however that Tenant shall reimburse Landlord for any and all costs associated with such electric power installation. In the event Landlord does not have excess power service capacity, Landlord shall, using reasonable commercial diligence, make application for additional power to Con Edison (or the utility company then providing service to the Building) and if granted, the charges and conditions hereinabove set forth shall apply, provided however, that the failure to so provide such additional power shall not otherwise impact upon Tenant's obligation to make payment of its fixed rent as set forth in the Lease as modified by this Third Modification.

5. Tenant acknowledges that it presently owes to Landlord the sum of $8,403.75 (need revised number (no part of which has been paid)) which sum consists of all or any combination of: fixed annual rent, additional rent and other charges to and including September 30, 2002 which became due and payable pursuant to the Lease. The Tenant agrees that it shall pay the above mentioned sum of $8,403.75 upon the execution of this agreement.

6. In addition to the foregoing, the Landlord shall not be bound by any representations, understandings, promises or agreements not contained in the Lease or in this agreement, and this agreement shall not bind the Landlord and the Tenant until executed and delivered.

7. This agreement may not be changed, modified or canceled orally and shall be binding upon and inure to the benefit of the respective parties hereto, their successors, and except as otherwise provided in the Lease, their assigns, as modified and extended by the terms of this agreement, the Lease is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

Witness                                     ABNER PROPERTIES COMPANY


_______________________                  By:_______________________________
As to Landlord                              Jonathan P. Rosen, President


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Witness:                                    ALLOY, INC.

/s/ Neil I. Vogel                            /s/ Gina R. GiGioia
_______________________                  By:_______________________________
As to Tenant                                 Gina R. DiGioia
                                             VP/General Counsel
                                             Alloy, Inc.
                                             151 W. 26th Street, 11th Floor
                                             New York, NY 10001

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Exhibit "A" (Workletter) annexed to and forming part of Third Lease Modification and Extension Agreement dated ______________________ , 2002 between ABNER PROPERTIES COMPANY, as Landlord and ALLOY, INC., as Tenant for 9th Floor (Third Additional Space), in the building known as 151 West 26th Street, New York, New York.

Provided the Tenant is not in default hereunder, Landlord agrees, at its own cost and expense, to do the following work within the demised premises in building standard manner:

1.   Supply and install new building standard windows in the demised premises.

2.   Supply and install new building standard hardwood flooring and apply one
     (1) coat of polyurethane floor finish and one (1) coat of sealer.

3. Furnish and install two (2) building standard ADA Compliant unisex bathrooms (i.e. one toilet, one sink) in locations as designated by Landlord.

4. Supply and install, two (2) twenty-five (25) ton building standard air conditioning units without ductwork in locations as designated by Landlord. Tenant to maintain thereafter in accordance with Article 68 of the Lease.

5. Furnish and install one (1) Women's' and one (1) Men's bathroom, similar to the current Women's and Men's bathrooms servicing the eleventh floor of the Building, in locations as designated by Landlord.

6. Patch, where necessary, and paint the existing painted surfaces of the entire premises with one finish coat in Tenant's choice of one of Landlord's building standard latex color paints.

     Any request by Tenant for Landlord to make any changes in or to the work set forth above must be made in writing to Landlord who may consent to or reject such requests. To the extent such changes result in additional costs or delay the completion of Landlord's work, Tenant shall be responsible for such additional costs and delay.

     In addition, Tenant shall be liable for any delays resulting from Tenant's requests regarding the scheduling of Landlord's work or from any other action of Tenant which otherwise impacts Landlord's ability to perform such work.

Except as provided in this Workletter, Landlord shall be under no obligation to make any other improvements or alterations in the demised premises and Tenant agrees to accept the demised premises "as is" in its present condition. Any work conditioned upon Tenant's request is deemed waived unless requested in writing more than six (6) months prior to expiration of the within term.

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Tenant shall, if required hereunder, make elections and deliver any plans and specifications to Landlord for Landlord's approval on or before ______________________, 2002. They shall incorporate all information which may be needed by Landlord to let the contracts for the performance of the work, and shall be fully dimensioned working drawings. Progress of the work shall not affect the payment of rent.


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